UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PRINCIPIA BIOPHARMA INC.

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PRINCIPIA BIOPHARMA INC.

220 East Grand Avenue

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of PRINCIPIA BIOPHARMA INC., a Delaware corporation (“we or us” or the “Company”). The meeting will be held on June 11, 2019 at 9:00 a.m. local time at the offices of Cooley LLC located at 101 California Street, 5th Floor, San Francisco, California 94111 for the following purposes:

1.	To elect the two Class I nominees for director named herein.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2019.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed April 15, 2019 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 11, 2019 at 9:00 a.m. local time at the offices of Cooley LLC located at 101 California Street, 5th Floor, San Francisco, California 94111.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/PRNB.

By Order of the Board of Directors,

/s/ Roy Hardiman

Roy Hardiman

Secretary

San Francisco, California

April 26, 2019

You are cordially invited to attend our Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PRINCIPIA BIOPHARMA INC.

220 East Grand Avenue

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions under “How do I vote?” below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 26, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors (Proposal 1); and

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Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2).

How does the Board of Directors recommend I vote on these matters?

Our Board of Directors recommends a vote:

•	“FOR” the election of Martin Babler and Shao-Lee Lin as Class I directors; and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at the offices of Cooley LLC located at 101 California Street, 5th Floor, San Francisco, California, 94111. Directions to the Annual Meeting may be found at www.proxydocs.com/PRNB. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 23,866,681 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name

If on April 15, 2019 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed under “How do I vote?” below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote by mail using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote online, go to www.proxypush.com/PRNB to complete an electronic proxy card. You will be asked to provide the 12 digit control number from the enclosed proxy card. Your internet vote must be received by 9:00 a.m. Pacific Daylight Time on June 11, 2019 to be counted.

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To vote over the telephone, dial toll-free (866) 230-6364 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 12 digit control number from the enclosed proxy card. Your telephone vote must be received by 9:00 a.m. Pacific Daylight Time on June 11, 2019 to be counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Please complete and promptly mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote online, by telephone, by completing a proxy card or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: “For” the election of both nominees for director, and “For” the ratification of Ernst & Young LLP as our independent auditors for fiscal 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors

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and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards enclosed in each set of proxy materials you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Tabulation Agent at: Principia Biopharma Inc., P.O. Box 8016, Cary, North Carolina 27512-9903.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders (the “2020 Annual Meeting”), your proposal must be submitted in writing by December 28, 2019, to our Secretary at 220 East Grand Avenue, South San Francisco, California 94080, provided, however, that if our 2020 Annual Meeting is held before May 12, 2020, or after July 11, 2020, then in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 Annual Meeting. In addition, stockholder proposals must comply with all applicable requirements of Rule 14a-8.

Pursuant to Section 5(b)(iii) of our Amended and Restated Bylaws (the “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting that is not to be included in next year’s proxy materials, you must do so no later than the close of business on March 13, 2020, nor earlier than the close of business on February 12, 2020, to our Secretary at 220 East Grand Avenue, South San Francisco, California 94080; provided, however, that if our 2020 Annual Meeting is held before May 12, 2020, or after July 11, 2020, then the deadline is (a) no earlier than the close of business on the 120th day prior to the date of the 2020 Annual Meeting and (b) not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

Pursuant to Section 5(d) of our Bylaws, in the event that the number of directors in the class of directors whose term shall expire at the 2020 Annual Meeting (the “Expiring Class”) is increased and we do not make any public

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announcement of (a) the appointment of a director to such class or (b) the vacancy in such class (if no appointment was made) at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with our Bylaws, then a stockholder’s notice required by our Bylaws and which complies with the requirements in our Bylaws, other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it is received by our Secretary at 220 East Grand Avenue, South San Francisco, California 94080, not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for either of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine”, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under applicable rules and we therefore expect broker non-votes to exist in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, Proposal No. 1, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 23,866,681 shares outstanding and entitled to vote. Thus, the holders of 11,933,341 shares must be present in person or represented by proxy at the meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Annual Report on Form 10-K to stockholders are available at www.proxydocs.com/PRNB.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (Classes I, II and III) and currently has seven members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Currently there are three directors in Class I, and their term of office expires in 2019. Dr. Srinivas Akkaraju, one of our current Class I directors, informed us that he does not intend to stand for re-election at the Annual Meeting. We thank Dr. Akkaraju for his service to the Company and our Board of Directors. Each of the remaining two nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2022 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING

Martin Babler. Mr. Babler, age 54, has served as our Chief Executive Officer since April 2011 and as our President and Chief Executive Officer since April 2019. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and lead the Commercial Development organization and led the Cardiovascular Marketing organization. From 1991 to 1998, Mr. Babler was employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the Emerging Companies Section and Health Section Governing Boards of the Biotechnology Innovation Organization, or BIO, and was a board member of ZS Pharma, Inc., a biotechnology company, until its sale to AstraZeneca Inc., a pharmaceutical company. Mr. Babler holds a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Babler is qualified to serve as a member of our Board of Directors based on the perspective and experience he brings as our President and Chief Executive Officer.

Shao-Lee Lin, M.D., Ph.D. Dr. Lin, age 52, has served on our Board of Directors since April 2019. Dr. Lin has served as Executive Vice President, Head of Research and Development and Chief Scientific Officer of Horizon Pharma plc, a biopharmaceutical company, since January 2018. Dr. Lin is an immunologist, rheumatologist and allergist with more than 20 years of academic and clinical research experience. Prior to Horizon, Dr. Lin was a

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corporate officer and Vice President, Therapeutic Areas, Development Excellence and International Development at AbbVie Inc., a pharmaceutical company, from March 2015 to December 2017. In that role, she led immunology, virology, neuroscience and general medicine, across on-market and pipeline compounds as well as international development across all therapeutic areas. Prior to AbbVie, Dr. Lin was Vice President, Inflammation and Respiratory Development at Gilead Sciences, Inc., a biopharmaceutical company, from July 2012 to February 2015. She also held leadership positions in immunology and other therapeutic areas while at Amgen, Inc., a biotechnology company. Dr. Lin received her medical degree and doctorate at the Johns Hopkins University School of Medicine and completed fellowships and post-doctoral work in rheumatology, allergy and immunology at the University of California San Diego and The Scripps Clinic and Research Institute. She received a Bachelor of Science in biochemistry and chemical engineering from Rice University. Dr. Lin has previously been on the faculty of Rockefeller University as a Clinical Scholar and also served as adjunct faculty at Cornell, University of California Los Angeles, Stanford and Northwestern medical schools. We believe that Dr. Lin is qualified to serve as a member of our Board of Directors based on her more than 20 years of academic and clinical research experience across multiple therapeutic areas.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE IN CLASS I.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Dan Becker, M.D., Ph.D. Dr. Becker, age 44, has served on our Board of Directors since 2017. Since 2015, Dr. Becker has served as a Principal at New Leaf Venture Partners. From 2009 to 2015, Dr. Becker was a Principal at the Boston Consulting Group where he was a core member of their Health Care practice and led projects across the health care sector with an emphasis on biopharma R&D. From 2006 to 2009, Dr. Becker trained clinically in internal medicine and nephrology at Brigham and Women’s Hospital and Massachusetts General Hospital, and was a Research Fellow at Harvard Medical School. He obtained both his M.D. and Ph.D. (Cellular and Molecular Biology) degrees from the University of Michigan, and received his B.S. in Physiology from the University of Illinois at Urbana-Champaign. We believe Dr. Becker is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his venture capital experience.

John W. Smither. Mr. Smither, age 66, has served on our Board of Directors since February 2019. From April 2018 to April 2019, Mr. Smither served as Chief Financial Officer of Sienna Biopharmaceuticals, Inc., a biotechnology company. From November 2017 to April 2018, Mr. Smither served as Interim Chief Financial Officer for Kite Pharma, a subsidiary of Gilead Sciences. From January 2016 to July 2017, Mr. Smither served as Chief Financial Officer of Unity Biotechnology, Inc., a biotechnology company. During this same period, from January 2016 to March 2017, Mr. Smither served as Chief Financial Officer of Sienna Biopharmaceuticals, a clinical stage development company. Mr. Smither served as Chief Financial Officer of KYTHERA Biopharmaceuticals, Inc., a publicly traded biotechnology company, from November 2007 until it was acquired by Allergan, Inc. in October 2015. From 1998 to 2007, Mr. Smither held various positions at Amgen Inc., a publicly traded biotechnology company, including Executive Director of Corporate Accounting, Vice President of Finance and Administration of Amgen’s European Division, and Head of Internal Audit. Prior to joining Amgen, Mr. Smither served as an Audit Partner at Ernst & Young LLP, a public accounting firm. Following his time at Ernst & Young LLP, Mr. Smither served as the Chief Financial Officer of several early stage companies. Mr. Smither holds a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives International. We believe Mr. Smither is qualified to serve as a member of our Board of Directors due to his educational background in finance and his financial understanding of the biotechnology industry gained from two decades of operational experience.

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CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Alan B. Colowick, M.D., M.P.H. Dr. Colowick, age 57, has served on our Board of Directors since February 2017. He has served as our Chair since April 2019 and served as our Executive Chair from February 2017 to April 2019. Since 2017, Dr. Colowick has served as a private equity partner at Sofinnova Venture Partners. From 2010 to 2017, Dr. Colowick held positions Celgene Corporation, including Executive Vice President. From 2008 to 2010, Dr. Colowick was the Chief Executive Officer at Gloucester Pharmaceuticals, Inc. until its acquisition by Celgene in 2010. From 2006 to 2008, Dr. Colowick was President, Oncology for Geron Corporation and from 2005 to 2006 was Chief Medical Office of Threshold Pharmaceuticals. From 1999 to 2005, Dr. Colowick held positions at Amgen Inc. Dr. Colowick previously served on the board of Achaogen, Inc. from March 2015 to July 2017 and on the board of Dimension Therapeutics, Inc. from August 2015 to November 2017. Dr. Colowick currently serves on the boards of InCarda Therapeutics, Inc., VelosBio, Inc., XyloCor Therapeutics, and Human Longevity, Inc. Dr. Colowick completed specialty training in Hematology-Oncology at the Dana Farber Cancer Institute/Brigham and Women’s Hospital. Dr. Colowick received a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University and an M.P.H from Harvard University. We believe Dr. Colowick is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his operational and investing experience.

Simeon George, M.D., M.B.A. Dr. George, age 42, has served on our Board of Directors since February 2011. Dr. George joined S.R. One, Limited in September 2007 as an Associate and later became Partner, and since February 2019 has served as Chief Executive Officer. From 2006 to 2007, Dr. George was a consultant at Bain & Company, and in 2004 he was an investment banker at Goldman Sachs and Merrill Lynch. Dr. George’s current directorships include BirdRock Bio, Inc., CRISPR Therapeutics, eFFECTOR Therapeutics, Inc., Progyny, Inc. and Turning Point Therapeutics, Inc. Dr. George received his B.A. in neuroscience from the Johns Hopkins University, where he graduated Phi Beta Kappa. He received his M.D. from the University of Pennsylvania School of Medicine and his M.B.A. (Mayer Scholar) from the Wharton School of the University of Pennsylvania. We believe Dr. George is qualified to serve as a member of our Board of Directors due to his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his investing experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or current or prior relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, and all other facts and circumstance deemed relevant, including beneficial ownership of our capital stock, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Akkaraju, Dr. Becker, Dr. Colowick, Dr. George, Dr. Lin and Mr. Smither. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Babler is not an independent director by virtue of his service as our President and Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules.

9.

BOARD LEADERSHIP STRUCTURE

The Board of Directors has an independent Chair, Dr. Colowick, who has authority, among other things, to call and preside over its meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chair has substantial ability to shape the work of the Board of Directors. The Company believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

The Company’s Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

At periodic meetings of the Board of Directors and its committees, the Company’s management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to its lead independent director, Chair Dr. Colowick, the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors meets periodically during the year to review significant developments affecting us and to act on matters requiring its approval. Our Board of Directors met ten times during our last fiscal year. The Audit Committee met five times during our last fiscal year. The Compensation Committee met four times during our last fiscal year. The Nominating and Corporate Governance Committee met once during the last fiscal year. During our last fiscal year, each incumbent director attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he served.

As required under applicable Nasdaq listing standards, in fiscal 2018, the Company’s incumbent independent directors met ten times in regularly scheduled executive sessions at which only independent directors were present.

10.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at ir.principiabio.com/corporate-governance/committee-charters.

The table below provides membership and meeting information for the year ended December 31, 2018 for each of the standing committees. On December 13, 2018, Lewis Shuster passed away, and John Smither was appointed to our Board of Directors and as Chair of the Audit Committee effective as of February 19, 2019.

Name	Audit	Compensation	Nominating and Corporate Governance
Martin Babler
Alan B. Colowick, M.D., M.P.H.		X*	X*
Srinivas Akkaraju, M.D., Ph.D.	X		X
Dan Becker, M.D., Ph.D.		X
Simeon George, M.D., M.B.A. (1)	X	X
Lewis Shuster(1)	X*		X
Total meetings in fiscal year 2018	5	4	1

* Designates Committee Chair

(1)

On December 13, 2018, Mr. Shuster passed away. Dr. George was appointed as interim Chair of the Audit Committee effective as of January 17, 2019. Mr. Smither was appointed as Chair of our Audit Committee effective as of February 19, 2019.

Below is a description of each committee of our Board of Directors.

The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Dr. Akkaraju, Dr. George and Mr. Smither. The Chair of our Audit Committee is Mr. Smither, who our Board of Directors has determined is an “audit committee financial expert” within the meaning of SEC regulations and “financially sophisticated” under Nasdaq rules. Our Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Specific responsibilities of our Audit Committee include:

•	helping our Board of Directors oversee the Company’s corporate accounting and financial reporting processes;

11.

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Global Select Market.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee

Mr. Smither(2)

Dr. Akkaraju

Dr. George

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Mr. Smither was appointed to the Audit Committee in February 2019, following the conclusion of fiscal year 2018, and did not participate in the activities described in the report.

Compensation Committee

Our Compensation Committee consists of Dr. Becker, Dr. Colowick and Dr. George. The Chair of our Compensation Committee is Dr. Colowick. Our Board of Directors has determined that each of Dr. Becker, Dr. Colowick and Dr. George is independent under Rule 5605(d)(2) of the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

12.

Specific responsibilities of our Compensation Committee include:

•	reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•	reviewing and recommending to our Board of Directors the compensation paid to our directors;

•	reviewing and approving the compensation arrangements with our executive officers and other senior management;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing, evaluating and recommending to our Board of Directors succession plans for our executive officers; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Global Select Market.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in its meetings. The President and Chief Executive Officer may not participate in, or be present during, any formal deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants it full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising it. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to

13.

individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the President and Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the President and Chief Executive Officer. In the case of the President and Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if applicable, including analyses of executive and director compensation paid at other companies identified by any such consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Akkaraju, Dr. Colowick and Dr. Lin. The Chair of our Nominating and Corporate Governance Committee is Dr. Colowick. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 5605(a)(2) of the Nasdaq listing standards, is a non-employee director, and is free from any relationship that would interfere with the exercise of his or her independent judgment.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;

•	instituting plans or programs for the continuing education of our Board of Directors and orientation of new directors;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Global Select Market.

14.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 220 East Grand Avenue, South San Francisco, California 94080 not less than six months prior to any meeting at which directors are to be elected or at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has adopted a formal process by which stockholders may communicate with our Board of Directors or any of its individual directors. Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Chief Financial Officer of the Company at 220 East Grand Avenue, South San Francisco, California 94080. These communications will be reviewed by our Chief Financial Officer, who will determine whether the communication should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant

15.

or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedure has been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We plan to disclose future amendments to certain provisions of this code, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our Board of Directors has also adopted a set of Corporate Governance Guidelines that establish the corporate governance policies pursuant to which our Board of Directors intends to conduct its oversight of the business of the Company in accordance with its fiduciary responsibilities. Our Code of Business Conduct and Ethics, applicable waivers thereof, and our Corporate Governance Guidelines are available in the “Corporate Governance” section of our investor relations website at ir.principiabio.com/investors on the “Compliance Documents” and “Governance Documents” tabs respectively.

16.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and 2017, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees(1)	$1,478	$360
Audit-related Fees	-	-
Tax Fees	22	-
All Other Fees	-	-

Total Fees	$1,500	$360

(1)

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with our initial public offering, incurred during the fiscal year ended December 31, 2018, including comfort letters, consents and review of documents filed with the SEC.

All fees described above were pre-approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before

17.

the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

18.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

The percentage of shares beneficially owned shown in the table is based on 23,898,595 shares of common stock outstanding as of March 31, 2019 (which number includes 31,914 shares of issued and outstanding restricted common stock that were subject to repurchase as of March 31, 2019). In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by such person that are currently exercisable or exercisable within 60 days of March 31, 2019. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 4 filed with the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Principia Biopharma Inc., 220 East Grand Avenue, South San Francisco, California 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders:
FMR LLC(1)	3,579,787	14.98%
S.R. One, Limited(2)	2,658,886	11.11%
Entities affiliated with New Leaf Venture Partners(3)	2,654,336	11.09%
OrbiMed Private Investments IV, LP(4)	2,634,336	11.01%
Sofinnova Venture Partners VIII, L.P.(5)	2,059,146	8.61%
Entities affiliated with Baker Bros. Advisors LP(6)	1,808,745	7.56%
Entities affiliated with Cormorant Funds(7)	1,411,898	5.91%
Named executive officers and directors:
Martin Babler(8)	807,522	3.28%
Dolca Thomas	0	*
Stefani Wolff	101,585	*
Srinivas Akkaraju(3)(9)	406,847	1.70%
Dan Becker(3)	2,658,886	11.11%
Alan Colowick(10)	67,274	*
Simeon George(2)(11)	2,658,886	11.11%
Shao-Lee Lin	0	*
John Smither(12)	1,706	*
All current executive officers and directors as a group (12 persons)(13)	7,333,180	28.98%

*    Represents beneficial ownership of less than one percent.

19.

(1)

Based upon statements in Schedule 13G filed by FMR LLC on April 10, 2019. FMR LLC may be deemed to beneficially own the reported shares of common stock and has filed Schedule 13G as the parent holding company or control person on behalf of its subsidiaries FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR CO., INC (beneficially owns 5% or greater of the reported shares) and STRATEGIC ADVISERS LLC. FMR LLC has (i) sole voting power over 233,854 shares and (ii) sole dispositive power over 3,579,787 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Consists of: (i) 2,625,713 shares of common stock held by S.R. One, Limited; (ii) 28,623 shares of common stock issuable to S.R. One, Limited pursuant to warrants exercisable within 60 days of March 31, 2019; and (iii) 4,550 shares issuable under outstanding stock options exercisable within 60 days of March 31, 2019, which were granted to Dr. George as director’s compensation and vests in equal monthly installments over a three-year period until such time as the option is 100% vested, subject to the continuing service of Dr. George on each vesting date. As Chief Executive Officer of S. R. One, Limited and an employee of GlaxoSmithKline LLC, Dr. George is obligated to transfer any shares issued under the stock option to S.R. One, Limited, an indirect, wholly-owned subsidiary of GlaxoSmithKline PLC. Dr. George, a member of our board of directors, disclaims beneficial ownership of the shares held of record by S.R. One, Limited except to the extent of his pecuniary interest therein. The address for S.R. One, Limited is 161 Washington Street, Suite 500, Conshohocken, PA 19428.

(3)

The shares of common stock are held by the following stockholders: (i) New Leaf Ventures II, L.P., or NLV II, (2,188,176 shares of common stock and 28,623 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2019) and (ii) New Leaf Biopharma Opportunities II, L.P., or BPO II, (together with NLV II, the New Leaf Funds) (437,537 shares of common stock). New Leaf Venture Management II L.L.C. is the general partner of New Leaf Venture Associates II L.P., or NLVA II, which in turn is the general partner of the New Leaf Funds. Ronald M. Hunt, Vijay Lathi and Liam Ratcliffe are the individual managers of New Leaf Venture Management II L.L.C., and they may be deemed to have shared voting and investment power with respect to the shares held by NLV II. New Leaf BPO Management II L.L.C. is the general partner of New Leaf BPO Associates II L.P., or BPOA II, which in turn is the general partner of BPO II. Ronald M. Hunt, Vijay Lathi, Isaac Manke and Liam Ratcliffe are the individual managers of New Leaf BPO Management II L.L.C., and they may be deemed to have shared voting and investment power with respect to the shares held by BPO II. Dr. Becker, a member of our board of directors and a principal at New Leaf Venture Partners L.L.C. and Dr. Akkaraju, a member of our board of directors, are each limited partners of the New Leaf Funds and therefore, both may be deemed to have a pecuniary interest over these shares. Dr. Becker and Dr. Akkaraju each disclaims beneficial ownership of the shares held of record by the New Leaf Funds except to the extent of any pecuniary interest therein. The address for the New Leaf Funds is 7 Times Square, Suite 3502, New York, NY 10036.

(4)

Consists of: (i) 2,605,713 shares of common stock held by OrbiMed Private Investments IV, LP, or OPI IV; and (ii) 28,623 shares of common stock issuable to OPI IV pursuant to warrants exercisable within 60 days of March 31, 2019. OrbiMed Capital GP IV LLC (“GP IV”) is the general partner of OPI IV. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP IV. By virtue of such relationships, GP IV and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI IV and as a result may be deemed to have beneficial ownership of such shares. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP IV, OrbiMed Advisors, Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein beneficial ownership of the shares held by OPI IV, except to the extent of its or his pecuniary interest therein if any. The address for OPI IV is 601 Lexington Avenue, 54th floor, New York, New York 10022.

(5)

Consists of: (i) 2,038,208 shares of common stock; and (ii) 20,938 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2019, in each case held by Sofinnova Venture Partners VIII, L.P., or SVP VIII. Sofinnova Management VIII, L.L.C. is the general partner of SVP VIII. The managing members of Sofinnova Management VIII, L.L.C. are Anand Mehra, M.D., James Healy, M.D., Ph.D. and Michael Powell, Ph.D. The managing members may be deemed to have shared voting and dispositive power with regard to the shares held directly by SVP VIII. Such individuals disclaim beneficial ownership of the shares held of record by SVP VIII except to the extent of any pecuniary interest therein. The address for SVP VIII is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road Building 4, Suite 250, Menlo Park, CA 94025.

(6)

The shares of common stock are held by the following stockholders: (i) 667, L.P., or 667, (164,259 shares of common stock and 1,903 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2019); (ii) Baker Brothers Life Sciences, L.P., or BBLS, (1,607,417 shares of common stock and 18,824 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2019); and (iii) 14159, L.P., or 14159, (together with 667 and BBLS, the BBA Funds) (16,131 shares of common stock and 211 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2019). Baker Bros. Advisors LP, or BBA, is the management company and investment adviser to the BBA Funds and has sole voting and investment power with respect to the shares held by the BBA Funds. Baker Bros. Advisors (GP) LLC, or BBA-GP, is the sole general partner of BBA. The managing members of BBA-GP are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker have voting and investment

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power over the shares held by each of the BBA Funds. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares held by the BBA Funds except to the extent of their pecuniary interest. The address for BBA, BBA-GP and the BBA Funds is 860 Washington Street, 3rd Floor, New York, NY 10014.
(7)

Consist of: (i) 399,102 shares of common stock held by Cormorant Global Healthcare Master Fund LP, (the “Master Fund”); (ii) 450,430 shares of common stock held by Cormorant Private Healthcare Fund I, LP, or Fund I; (iii) 540,494 shares of common stock held by Cormorant Private Healthcare Fund II, LP, or Fund II; and (iv) 21,872 shares of common stock held by CRMA SPV, LP, a managed account, (the “Account”). Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund, Fund I and Fund II, respectively. Cormorant Asset Management serves as the investment manager to the Master Fund, Fund I, Fund II and the Account. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP, LLC, Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP. Ms. Chen may be deemed to have sole voting and investment power of the securities held by the Master Fund, Fund I, Fund II, and the Account. The address of the Cormorant Private Fund, the Cormorant Private Fund II and the Cormorant Master Fund is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(8)

Consists of: (i) 707,892 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2019 held by Martin Babler, individually; (ii) 79,179 shares of common stock held by the Babler Trust Agreement Dated October 25, 2006; and (iii) 20,196 shares of common stock held by Martin Babler, as custodian for his minor children and 255 shares of common stock issuable to Mr. Babler, as custodian for his minor children pursuant to warrants exercisable within 60 days of March 31, 2019. The address for Martin Babler, individually, and as custodian is 220 East Grand Avenue, South San Francisco, CA 94080.

(9)

Consists of: (i) 23,367 shares of common stock issuable under outstanding stock options exercisable within 60 days of March 31, 2019 held by Dr. Akkaraju, individually; and (ii) 383,480 shares of common stock held by Samsara BioCapital, L.P., or Samsara BioCapital. The address for Dr. Akkaraju, individually, is 220 East Grand Avenue, South San Francisco, CA 94080. Dr. Akkaraju is a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital and therefore, may be deemed to have a pecuniary interest over these shares. Dr. Akkaraju, a member of our board of directors, disclaims beneficial ownership of the shares held of record by Samsara BioCapital except to the extent of his pecuniary interest therein.

(10)	Includes 67,274 shares of common stock issuable to Dr. Colowick pursuant to a stock option exercisable within 60 days of March 31, 2019.
(11)	Consists of 4,550 shares of common stock issuable to Dr. George pursuant to a stock option exercisable within 60 days of March 31, 2019.
(12)	Consists of 1,706 shares of common stock issuable to Mr. Smither pursuant to a stock option exercisable within 60 days of March 31, 2019.
(13)

Consists of: (i) 5,923,681 shares of common stock; (ii) 1,350,292 shares issuable under outstanding stock options exercisable within 60 days of March 31, 2019; and (iii) 57,501 shares underlying warrants to purchase common stock that are exercisable within 60 days of March 31, 2019.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that five reports, covering an aggregate of five transactions (one for each of Dr. Akkaraju, Dr. Becker, Dr. Colowick, Dr. George and Mr. Shuster), were filed late due to an administrative error.

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EXECUTIVE OFFICERS

The following is information for our executive officers and key employee, as of the date of this proxy statement:

Name	Age	Position
Management:
Martin Babler	54	President, Chief Executive Officer and Director
Christopher Y. Chai	53	Chief Financial Officer
David M. Goldstein, Ph.D.	53	Chief Scientific Officer
Roy Hardiman	59	Chief Business Officer
Dolca Thomas, M.D.	48	Chief Medical Officer
Stefani A. Wolff	57	Chief Development Officer
Key Employee:
Ken A. Brameld, Ph.D.	46	Vice President of Drug Discovery

Biographical information for Martin Babler is included above with the director biographies under the caption “Election of Directors.”

Christopher Y. Chai. Mr. Chai has served as our Chief Financial Officer since December 2013. From 2006 until its sale to Allergan, Inc., a pharmaceutical company, in 2013, Mr. Chai served in various roles at MAP Pharmaceuticals, Inc., a biopharmaceutical company, most recently as its Senior Vice President and Chief Financial Officer. From 1998 to 2006, Mr. Chai was employed by CV Therapeutics, Inc., a biopharmaceutical company, where he held various management positions, including Vice President of Treasury and Investor Relations. From 1988 to 1998, Mr. Chai worked at J.P. Morgan & Co. Incorporated in various capacities, including as a healthcare investment banker. Mr. Chai received a B.S. in operations research and industrial engineering from Cornell University. Mr. Chai serves on the Board of Directors of TranscripTx, Inc.

David M. Goldstein, Ph.D. Dr. Goldstein has served as our Chief Scientific Officer since March 2016. From 2011 to February 2016, Dr. Goldstein was our Senior Vice President and Head of Research. From 1994 to 2011, Dr. Goldstein held positions of increasing responsibility at Roche Group, a pharmaceutical company, most recently serving as Senior Director, Medicinal Chemistry and Head of Inflammation Chemistry. Dr. Goldstein was also previously a Consulting Assistant Professor at Stanford University. Dr. Goldstein received a B.A. in chemistry from Franklin and Marshall College and a Ph.D. in chemistry from the University of Virginia.

Roy Hardiman. Mr. Hardiman has served as our Chief Business Officer since January 2015. From 2009 to the present, Mr. Hardiman has been a co-owner of Woodlands Store Inc., a private, high-end grocer in the San Francisco Bay Area. From 2010 to 2012, Mr. Hardiman was a director of Pharmacyclics Inc., a biopharmaceutical company, and chaired the Nominating and Corporate Governance Committee of Pharmacyclics. From 1990 to 2009, Mr. Hardiman held leadership positions at Genentech, Inc., including Vice President of Alliance Management, Vice President, Corporate Law and Assistant Secretary, and Director and Far East Representative, Business Development. In these roles, Mr. Hardiman had accountability for all Genentech alliances, including accountability for the alliance with Roche, for jointly leading the Merger Transition Team for Partnering and the Roche/Genentech Joint Business Committee and for leading all Genentech corporate law matters, including accountability for the legal relationship with Roche. Mr. Hardiman also chaired the Commercial Compliance Committee and the Environmental Sustainability and Compliance Committee at Genentech. From 1987 to 1990, Mr. Hardiman was an attorney at Morrison & Foerster LLP. Mr. Hardiman received his B.A. in pharmacology and his M.A. in biology from University of California, Santa Barbara, and his J.D. from University of California, Los Angeles School of Law. Mr. Hardiman serves on the Board of Trustees of the University of California, Santa Barbara Foundation, and on the Board of Woodlands Store Inc.

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Dolca Thomas, M.D. Dr. Thomas has served as our Chief Medical Officer since October 2018. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development in Immunology, where she was involved in the development and approval of belatacept. Dr. Thomas received her B.A. in sociology and her M.D. from Cornell University.

Stefani A. Wolff. Ms. Wolff has served as our Chief Development Officer since August 2018, and as Senior Vice President of Strategy and Operations since January 2017. From May 2016 to January 2017, Ms. Wolff conducted work for us as a principal at BioPharma Consultancy, a biotechnology consulting firm. From May 2013 to December 2015, Ms. Wolff was Vice President of Development and held leadership positions at Onyx Pharmaceuticals, Inc., a pharmaceutical company. From 2011 to 2013, Ms. Wolff worked as a private consultant for Pharmacyclics and Onyx. From 1997 to 2010 she held various roles at Genentech within commercial, project team leadership, portfolio management, development and operations where she built the oncology business unit, launched Rituxan, led oncology commercial development, including Avastin and Tarceva, and oversaw Genentech’s B cell franchise portfolio. From 1989 to 1997, Ms. Wolff served in various positions at Eli Lilly, including work on Reopro, Gemzar and Evista. Ms. Wolff received a B.A. in chemistry and her Pharmacy degree from the University of North Carolina.

Key Employee

Ken A. Brameld, Ph.D. Dr. Brameld has served as our Vice President of Drug Discovery since July 2015. From March 2012 to July 2015, Dr. Brameld was our Executive Director of Research Technologies and from February 2011 until March 2012 was our Senior Director of Computational Chemistry. From May 2006 to April 2010, Dr. Brameld held the positions of Computational Chemistry Group Leader and Principal Research Scientist at Roche. His previous experience includes senior scientific positions at leading biopharmaceutical companies, including Celera Corporation, Array Biopharma and Scios, Inc. Dr. Brameld received a B.S. in chemistry from the University of Washington and a Ph.D. in chemistry from the California Institute of Technology.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2018, our “named executive officers” and their positions were as follows:

•	Martin Babler, Chief Executive Officer(1);

•	Dolca Thomas, M.D., Chief Medical Officer; and

•	Stefani Wolff, Chief Development Officer(2).

(1)	Martin Babler was also appointed the President as of April 2019. His title in the Summary Compensation Table below reflects his current position.
(2)

Stefani Wolff served as Senior Vice President of Strategy and Operations and was promoted to Chief Development Officer in August 2018. Her title in the Summary Compensation Table below reflects her current position.

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SUMMARY COMPENSATION TABLE FOR FISCAL 2018 AND FISCAL 2017

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation	Total
Martin Babler	2018	$447,128	$302,000	$1,530,838	$41,206(3)	$2,321,172
President and Chief Executive Officer	2017	374,000	229,075	590,258	522	1,193,855

Dolca Thomas	2018	82,923	130,000	3,312,266	153,904(4)	3,679,093
Chief Medical Officer	2017	—	—	—	—	—

Stefani Wolff	2018	336,503	157,200	855,200	522	1,349,425
Chief Development Officer	2017	285,000	88,592	283,928	522	658,042

(1)	Amounts reported represent bonuses awarded at the discretion of our Board of Directors.

(2)

In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the applicable year, computed as of their respective grant dates in accordance with FASB ASC 718. The valuation assumptions used in calculating the fair value of the stock options are discussed in Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)	Amount reported represents a cash bonus of $40,684 plus $522 life insurance premium payment.

(4)

Amount reported represents a $50,000 sign-on bonus, $65,516 reimbursement for housing and other living expenses, $38,328 reimbursement for relocation and a $60 life insurance premium payment. Dr. Thomas must repay the Company the sign-on bonus, reimbursement for housing and living expenses and reimbursement for relocation if she leaves the Company within 12 months following her start date.

NARRATIVE TO SUMMARY COMPENSATION TABLE

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Board of Directors or its Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the President and Chief Executive Officer for all executives other than the President and Chief Executive Officer. Based on those discussions, the recommendations of the Compensation Committee and the Board’s discretion, the Board of Directors then, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers’ base salaries are reviewed periodically by our Board of Directors or its Compensation Committee. In February 2018, the Compensation Committee approved the following 2018 base

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salaries for our named executive officers, effective January 1, 2018. Dr. Thomas commenced employment with us in October 2018, and her salary was negotiated in connection with her hiring.

Name	2018 Annual Base Salary

Martin Babler	$420,000

Dolca Thomas	420,000

Stefani Wolff	310,000

In August 2018, in connection with our initial public offering in September 2018 (our “IPO”) and Ms. Wolff’s promotion, the Compensation Committee approved increases in annual base salaries to $511,800 for Mr. Babler effective as of our IPO and $386,000 for Ms. Wolff effective as of August 2018.

Annual Bonuses

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer is eligible for an annual cash bonus, as a percentage of annual base salary, as determined by our Board of Directors based on performance toward pre-approved corporate goals. For 2018, the target bonus opportunity for each executive officer was as follows:

Name	2018 Target Bonus as a Percentage of Base Salary

Martin Babler	50%

Dolca Thomas	35%

Stefani Wolff	35%

The actual performance-based annual bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, and the percentage attainment of the corporate goals established by the Board of Directors for such year. Our Board of Directors does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on performance.

At the end of the year, the Board of Directors reviews our performance against the goal weightings assigned to each corporate goal and approves the extent to which we achieved each of our corporate goals. The Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that the Board of Directors determines, in its sole discretion following recommendation by the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original corporate goals are set.

The Board of Directors awarded bonuses to Mr. Babler and Ms. Wolff for 2018 as set forth in the chart below. Dr. Thomas was awarded a bonus of $130,000 for calendar year 2018 in connection with her hiring.

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Name	2018 Annual Bonus

Martin Babler	$302,000

Dolca Thomas	130,000

Stefani Wolff	157,200

Long-Term Incentives

Our 2018 Equity Incentive Plan (the “2018 Plan”) authorizes us to make grants to eligible recipients of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards. Prior to our IPO, we generally granted all equity awards pursuant to our 2008 Equity Incentive Plan, as amended and restated or amended from time to time, exclusively in the form of stock options. Since our IPO, all of our equity awards have been granted under our 2018 Plan in the form of stock options.

We do not have a standardized policy for granting annual equity awards to our named executive officers. Our executives generally are awarded an initial grant upon commencement of employment or upon significant promotion. Additional grants may occur periodically in order to incentivize, reward and retain executives as our Board of Directors or Compensation Committee determines appropriate, taking into consideration the executive’s aggregate equity holdings. We are thoughtful in the use of our equity pool and resulting dilution to our stockholders; our named executive officers are not guaranteed an equity award grant each year.

We award stock options on the date the Board of Directors or Compensation Committee approves the grant. All options are granted with a per share exercise price equal to the closing market price of the Company’s common stock on the trading date immediately prior to the date of grant and generally have a term of no more than ten years from the date of grant, subject to earlier termination upon a termination of the holder’s service with us. The shares subject to the option grants generally vest over four years subject to continued service, with 25% of the shares vesting on the first anniversary of the vesting start date, and the remainder vesting in equal monthly installments thereafter.

On August 24, 2018, we awarded options to purchase 1,700,000 shares (187,144 shares on a post 1-for-9.0839 reverse stock split basis) and 200,000 shares (22,017 shares on a post-1-for-9.0839 reverse stock split basis) of common stock to Mr. Babler and Ms. Wolff respectively, at an exercise price of $1.25 per share ($11.3549 per share post 1-for-9.0839 reverse stock split basis). The shares underlying each of the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date. Each option is subject to full acceleration of vesting if the officer’s employment is terminated without cause or for good reason within 12 months following a change in control of the Company in accordance with the terms of the executives’ change-in-control and severance agreements.

On September 13, 2018, in connection with her promotion, we awarded options to purchase 55,042 shares of our common stock to Ms. Wolff, at an exercise price of $17.00 per share. The shares underlying each of the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Wolff’s continued service through each applicable vesting date. The option is subject to full acceleration of vesting if Ms. Wolff’s employment is terminated without cause or for good reason within 12 months following a change in control of the Company in accordance with the terms of Ms. Wolff’s change-in-control and severance agreement.

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On October 23, 2018, we awarded a new hire option grant to purchase 198,057 shares of our common stock to Dr. Thomas, at an exercise price of $23.77 per share. The shares underlying the option vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Thomas’ continued service through each applicable vesting date. The option is subject to full acceleration of vesting if Dr. Thomas’ employment is terminated without cause or for good reason within 12 months following a change in control of the Company in accordance with the terms of her change-in-control and severance agreement.

EMPLOYMENT OFFER LETTERS WITH OUR NAMED EXECUTIVE OFFICERS

Below are written descriptions of our employment offer letters with each of our named executive officers. Each of our named executive officer’s employment is “at will” and may be terminated at any time. In addition, each of our named executive officers has executed a form of our standard proprietary information and inventions agreement. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with our named executive officers, please see “Potential Payments and Benefits upon Termination or Change in Control” below.

Employment Offer Letter with Mr. Babler

We entered into an employment offer letter with Mr. Babler in April 2011, setting forth the terms of his employment. As of January 1, 2018, Mr. Babler was entitled to an annual base salary of $420,000 ($511,800 as of our IPO), which amount is subject to annual review by and at the sole discretion of our Board of Directors or its designee. Mr. Babler is also eligible to earn a discretionary annual performance bonus based on the achievement of goals determined by our Board of Directors, in a specified percentage of his then-current annual base salary, currently 50%.

Employment Offer Letter with Dr. Thomas

We entered into an employment offer letter with Dr. Thomas in August 2018, setting forth the terms of her employment beginning in October 2018. Pursuant to the agreement, Dr. Thomas is entitled to an annual base salary of $420,000, which amount is subject to annual review by and at the sole discretion of our Board of Directors or its designee. Dr. Thomas is also eligible to earn a discretionary annual performance bonus based on the achievement of goals determined by our Board of Directors, in a specified percentage of her then-current annual base salary, currently 35%. In addition, our Board of Directors also approved an annual bonus of $130,000 for calendar year 2018 and a sign-on bonus for Dr. Thomas of $50,000. If she leaves the Company within 12 months following her start date, Dr. Thomas must repay the sign-on bonus as well as certain reimbursements consisting of $65,516 for housing and other living expenses and $38,328 for her relocation.

Employment Offer Letter with Ms. Wolff

We entered into an employment offer letter with Ms. Wolff in December 2016, setting forth the terms of her employment. As of January 1, 2018, Ms. Wolff was entitled to an annual base salary of $310,000 ($386,000 as of August 2018), which amount is subject to annual review by and at the sole discretion of our Board of Directors or its designee. Ms. Wolff is also eligible to earn a discretionary annual performance bonus based on the achievement of goals determined by our Board of Directors, in an amount determined by our Board of Directors, currently 35%.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Babler

We entered into a change-in-control and severance agreement with Mr. Babler effective September 2018. If we terminate his employment other than for “cause” or he resigns for “good reason” in connection with or within 12

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months following a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) an amount equal to the sum of 18 months of his then-current base salary plus target bonus paid over 18 months following his termination or resignation date; (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to 18 months following his termination or resignation date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by him as of immediately prior to his termination or resignation date.

If we terminate Mr. Babler’s employment other than for “cause” or he resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to his death or disability, subject to his delivery of an effective release of claims in favor of the Company and his continued compliance with his ongoing obligations to the Company, he is entitled to the following payments and benefits: (i) continuation of his base salary for 12 months after his termination or resignation date; and (ii) reimbursement of the cost of his COBRA premiums necessary to continue his medical insurance coverage in effect for himself and his eligible dependents on his termination or resignation date for up to 12 months following his termination or resignation date.

Dr. Thomas

We entered into a change-in-control and severance agreement with Dr. Thomas effective October 2018, that replaces and supersedes the severance and change in control benefits provided under Dr. Thomas’s employment offer letter. If we terminate her employment other than for “cause” or she resigns for “good reason” in connection with or within 12 months following a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) an amount equal to the sum of 12 months of her then-current base salary plus target bonus, paid over 12 months following her termination or resignation date; (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to 12 months following her termination or resignation date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by her as of immediately prior to her termination or resignation date.

If we terminate Dr. Thomas’ employment other than for “cause” or she resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) continuation of her base salary for nine months after her termination or resignation date, plus, with respect to such a termination in any calendar year on or before the day any annual bonus is paid for that year, a pro-rated portion of her target annual bonus that corresponds to the number of days Dr. Thomas worked in that year; (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to nine months following termination; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by her as of immediately prior to her termination or resignation date that would have vested over the nine months following her termination or resignation date.

Ms. Wolff

We entered into a change-in-control and severance agreement with Ms. Wolff effective September 2018. If we terminate her employment other than for “cause” or she resigns for “good reason” in connection with or within

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12 months following a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) an amount equal to the sum of 12 months of her then-current base salary plus target bonus paid over 12 months following her termination or resignation date; (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to 12 months following her resignation or termination date; and (iii) accelerated vesting of all outstanding shares subject to unvested stock options or other equity awards then held by her as of immediately prior to her termination or resignation date.

If we terminate her employment other than for “cause” or she resigns for “good reason” prior to and not in connection with, or more than 12 months following, a change in control, and such termination is not due to her death or disability, subject to her delivery of an effective release of claims in favor of the Company and her continued compliance with her ongoing obligations to the Company, she is entitled to the following payments and benefits: (i) continuation of her base salary for nine months after her termination or resignation date; and (ii) reimbursement of the cost of her COBRA premiums necessary to continue her medical insurance coverage in effect for herself and her eligible dependents on her termination or resignation date for up to nine months following her termination or resignation date.

Defined Terms Applicable to Executive Change in Control and Severance Agreements

Pursuant to the change-in-control and severance agreements, “Cause” means: (i) executive’s conviction (including a guilty plea or plea of nolo contendere) of any felony, or of any other crime involving fraud, dishonesty or moral turpitude; (B) executive’s commission or attempted commission of or participation in a fraud or act of dishonesty against the Company; (C) executive’s material violation of any written and fully executed contract or agreement between executive and the Company, including without limitation, material breach of the change-in-control and severance agreement or executive’s proprietary agreement, or of any Company policy, or of any statutory duty executive owes to the Company; or (D) executive’s conduct that constitutes gross insubordination or habitual neglect of duties, provided, however, that the action or conduct described in clause (C) above and this clause (D) will constitute “Cause” only if the action or conduct causes (or is reasonably expected to cause) harm to the Company and continues after our Board of Directors has provided executive with written notice thereof and thirty (30) days opportunity to cure the same (provided that the Board of Directors is not obligated to provide such written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure). The determination that a termination is for Cause will be made by the Board of Directors in good faith.

Pursuant to the change-in-control and severance agreement, “Good Reason” for the executive’s resignation from employment with the Company will exist following the occurrence of any of the following events without executive’s written consent: (A) material reduction in executive’s duties (including responsibilities and/or authorities), provided, however, that a change in job position (including a change in title) will not be deemed a “material reduction” in and of itself unless executive’s new duties are substantially reduced from the prior duties (including, for Dr. Thomas only, the assignment of duties and responsibilities inconsistent with the position of Chief Medical Officer or removal of those duties and responsibilities inconsistent with the position of Chief Medical Officer or removal of those duties and responsibilities from Dr. Thomas as such duties and responsibilities are set forth in her employment offer letter); (B) relocation of executive’s principal place of employment to a place that increases executive’s one-way commute by more than forty-five (45) miles as compared to executive’s then current principal place of employment immediately prior to the relocation; (C) a reduction of at least 10% of executive’s gross base salary (unless pursuant to a salary reduction program applicable generally to the Company’s executive employees); (D) for Dr. Thomas only, a material breach of her offer letter by the Company; or (E) for Dr. Thomas only, any directive by the Company in conflict with her professional medical obligations or otherwise in violation of law or regulation provided, that any of the events described above will not constitute Good Reason unless executive delivers to the Company a notice of

31.

termination for Good Reason within thirty (30) days (90 days for Dr. Thomas) after the initial existence of the circumstances giving rise to Good Reason, within thirty (30) days following the receipt of the notice of termination for Good Reason the Company has failed to reasonably cure the circumstances giving rise to Good Reason, and executive terminates his or her employment within thirty (30) days following the end of the cure period.

Pursuant to the change-in-control and severance agreements, “Change in Control” means any of the following: (A) a transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any person or related group of persons (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be deemed to constitute a change in control; or (B) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, or (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (x) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person the “successor entity”)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group will be treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Treatment of Equity Incentive Awards

All of the outstanding option awards held by the named executive officers provide that if, on or within 12 months following a change in control (as defined in the executive’s employment agreement with the Company), his or her employment is terminated by the Company other than for cause (as defined in the executive’s employment agreement with the Company), or by the executive for good reason (as defined in the executive’s employment agreement with the Company), then all outstanding shares subject to the stock option will vest in full.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table shows for the fiscal year ended December 31, 2018, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

	Option Awards(1)(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Martin Babler	7/3/2012	7/17/2012	50,795	-	1.91	7/2/2022
	10/24/2013	9/19/2013	100,728	-	3.00	10/23/2023
	6/27/2014	4/11/2014	110,085	-	3.18	6/26/2024
	12/26/2014	11/11/2014	83,004	-	4.72	12/26/2024
	7/21/2015	7/21/2015	60,546	-	5.00	7/20/2025
	12/14/2017	12/14/2017	115,590	-	7.27	12/13/2027
	8/24/2018	8/23/2018	187,144	-	11.35	8/23/2028
Dolca Thomas	10/23/2018	10/22/2018	-	198,057	23.77	10/22/2028
Stefani Wolff	2/16/2017	7/1/2016	30,055	-	4.54	2/15/2027
	12/14/2017	12/14/2017	16,843	-	7.27	12/13/2027
	8/24/2018	8/23/2018	22,017	-	11.35	8/24/2028
	9/13/2018	8/28/2018	-	55,042	17.00	9/12/2028

(1)

All of the outstanding option awards provide that if, on or within 12 months following a change in control (as defined in the executive’s employment agreement with the Company), his or her employment is terminated by the Company other than for cause (as defined in the executive’s employment agreement with the Company), or by the executive for good reason (as defined in the executive’s employment agreement with the Company), then all unvested shares subject to the stock option will vest in full. For additional discussion, please see the section above titled “Potential Payments and Benefits Upon Termination or Change in Control – Treatment of Equity Incentive Awards.”

(2)

All of the outstanding option awards were granted under and are subject to the terms of either the 2008 Plan or the 2018 Plan. All option awards issued to our named executive officers under the 2008 Plan are immediately exercisable, provided that any unvested shares issued upon exercise will be subject to repurchase by us at the original exercise price in the event the named executive officer terminates service with us prior to vesting. Each option award vests over four years, with 25% of the shares vesting on the first anniversary of the vesting start date, and the remainder vesting in equal monthly installments thereafter. The vesting of each option award is subject to the executive’s continuous service with us through the applicable vesting date.

OTHER ELEMENTS OF COMPENSATION

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our and our stockholders’ best interests.

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401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $18,500 for calendar year 2018. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2018 may be up to an additional $6,000 above the statutory limit. Although the 401(k) plan provides for discretionary matching employer contributions, we currently do not make such contributions to the 401(k) plan. If and when we do make such matching contributions, an eligible participant’s allocable share of the discretionary matching employer contribution will be a percentage of the eligible contributions made by the eligible participant during the contribution period. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our and our stockholders’ best interests.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR FISCAL 2018

The following table shows for the fiscal year ended December 31, 2018 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned(1)	Option Awards(2)(3)	Total
Alan B. Colowick	$62,529	$243,759	$306,288
Srinivas Akkaraju	14,217	243,759	257,976
Dan Becker	12,292	243,759	256,051
Simeon George(4)	14,514	243,759	243,759
Lewis J. Shuster	35,189	243,759	278,948

(1)

Our Non-Employee Director Compensation Policy, as described below, became effective upon the closing of our initial public offering. The amounts set forth in this column reflect the prorated cash fees to which each director is entitled under such policy for the fiscal year ended December 31, 2018.

(2)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2018, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)

The aggregate number of options outstanding at December 31, 2018 by each director is as follows: Dr. Colowick (83,199); Dr. Akkaraju (39,292); Dr. Becker (20,475); Dr. George (20,475); and Mr. Shuster (39,338).

(4)	For Dr. George, the amount reported represents the amount of fees that he was entitled to receive but has not yet received for his services as a director of the Company for fiscal 2018.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the director is a member. The policy applies to each of our directors who is not an employee or an affiliate of our Company, which is currently all directors other than Mr. Babler. Pursuant to the policy, each such non-employee director receives an annual cash retainer of $36,500 for serving as a member of our Board of Directors. Dr. Colowick receives an additional annual retainer of $30,000 for his services as Chair of our Board of Directors. The Chair and other members of each of the Audit, Compensation and Nominating and Corporate Governance Committees receive an additional retainer for such service, as follows:

	Member Annual Service Retainer	Chair Annual Service Retainer(1)
Audit Committee	$7,500	$15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000

(1)	Amounts reported are inclusive of the Committee member annual service retainer.

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All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each new non-employee director who joins our Board of Directors will be granted a stock option to purchase 20,475 shares of common stock under our 2018 Plan, vesting monthly over three years from the grant date, subject to continued service as a director through the applicable vesting date.

On the date of each annual meeting of our stockholders, each non-employee director who continues to serve as a director of the Company following the meeting will be granted a stock option to purchase 10,240 shares of common stock under our 2018 Plan, vesting monthly over one year from the grant date, subject to continued service as a director through the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing market price of the Company’s common stock on the trading date immediately prior to the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

36.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Series C Preferred Stock Financing

In August 2018, we sold an aggregate of 3,474,668 shares of our Series C convertible preferred stock at a purchase price of $14.3898 per share for an aggregate purchase price of approximately $50.0 million. All purchasers of our Series C convertible preferred stock are entitled to specified registration rights. The following table summarizes the Series C convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of any class of our outstanding capital stock and their immediate family members:

Name of Stockholder	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with Cormorant Asset Management(1)	1,111,896	$15,999,999
HBM Healthcare Investments (Cayman) Ltd.	833,923	11,999,999
Samsara BioCapital, L.P. (2)	208,480	2,999,999
New Leaf Biopharma Opportunities Fund II, L.P.(3)	167,537	2,410,834
OrbiMed Private Investments IV, LP	167,537	2,410,834
Sofinnova Venture Partners VIII, L.P.(4)	167,537	2,410,834
S.R. One, Limited(5)	167,537	2,410,834
Entities affiliated with Baker Bros. Advisors LP(6)	69,493	1,000,000
Morgenthaler Venture Partners IX, L.P.	6,949	99,999
Martin Babler, as custodian(7)	720	10,374

(1)

Represents shares purchased and held by the following entities which collectively own more than 5% of our outstanding capital stock: Cormorant Private Healthcare Fund II, LP, Cormorant Private Healthcare Fund, I, LP and Cormorant Global Healthcare Master Fund, LP.

(2)	Srinivas Akkaraju, a member of our Board of Directors, is a director, officer, partner in, or has a financial interest in this entity.
(3)

Dan Becker, a member of our Board of Directors, is a director, officer, partner in, or has a financial interest in this entity. In addition, this entity, together with New Leaf Ventures II, L.P., collectively owns more than 5% of our outstanding capital stock.

(4)	Srinivas Akkaraju, a member of our Board of Directors, is a director, officer, partner in, or has a financial interest in this entity.
(5)	Simeon George, a member of our Board of Directors, is a director, officer, partner in, or has a financial interest in this entity.
(6)	These entities collectively own more than 5% of our outstanding capital stock.
(7)	Martin Babler is President and Chief Executive Officer and a member of our Board of Directors. Mr. Babler purchased these shares in the names of his minor children.

REGISTRATION RIGHTS

We are party to an investor rights agreement with those holders who held our common stock prior to our initial public offering, and those who held our convertible preferred stock prior to our initial public offering (all of which converted into common stock upon our initial public offering). Accordingly, our directors and principal stockholders who held our securities prior to our initial public offering are parties to this agreement. This agreement provides for certain rights relating to the registration of their shares of common stock that were issued upon conversion of their convertible preferred stock. The registration rights will terminate three years following the completion of our initial public offering, or for any particular holder with registration rights, at such time when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act during any 90-day period.

37.

EMPLOYMENT ARRANGEMENTS AND EQUITY GRANTS

We have entered into employment agreements with certain of our executive officers. For more information regarding these arrangements, see the section titled “Executive Compensation-Employment Offer Letters With Our Named Executive Officers.” We have granted equity awards to our executive officers and certain members of our Board of Directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

INDEMNIFICATION AGREEMENTS

Our amended and restated certificate of incorporation (“Certificate of Incorporation”) contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and officers, which requires us to indemnify them.

RELATED PERSON TRANSACTION POLICY

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $100,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

38.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process of eliminating duplicate copies, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. If notifying the Company, direct your written request to our Secretary at 220 East Grand Avenue, South San Francisco, California 94080, Attention: Secretary or contact our Secretary at (650) 416-7700. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

39.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Roy Hardiman

Roy Hardiman

Secretary

April 26, 2019

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K in electronic form in the “Financial Information” section of our investor relations website at ir.principiabio.com/financial-information/sec-filings, or may request a paper copy using the assigned 12 digit Control Number (on the proxy card) as follows:

Via Internet:	www.investorelections.com/PRNB
Via Telephone:	(866) 648-8133
Via E-mail:	paper@investorelections.com

40.

ANNUAL MEETING OF STOCKHOLDERS OF PRINCIPIA BIOPHARMA INC.					Annual Meeting of Principia Biopharma Inc. to be held on Tuesday, June 11, 2019.
Date: Tuesday, June 11, 2019					This proxy is being solicited on behalf of our Board of Directors VOTE BY: Your vote must be received by 9:00 a.m. Pacific Daylight Time on June 11, 2019 to be counted.
Time: 9:00 A.M. (Local Time)
Place: Offices of Cooley LLC, 101 California Street, 5th Floor, San Francisco, CA 94111

Please make your marks like this: ☒ Use dark black pencil or pen only
Our Board of Directors Recommends a Vote FOR each Nominee Listed Below in Proposal 1 and FOR Proposal 2. 1: Election of the following two Class I Director nominees:					INTERNET Go To www.proxypush.com/PRNB • Enter your control number. • Cast your vote online. • View Meeting Documents at www.proxydocs.com/PRNB.	OR	TELEPHONE 866-230-6364 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
	For		Withhold	Directors Recommend
Martin Babler	☐		☐	For	MAIL
Shao-Lee Lin, M.D., Ph.D.	☐		☐	For	OR

• Complete, sign and date your Proxy Card/Voting Instruction Form.

• Detach your Proxy Card/Voting Instruction Form.

• Promptly return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

	For	Against	Abstain

2:  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

3:  To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

	☐	☐	☐	For

The undersigned hereby appoints Christopher Y. Chai, Roy Hardiman and Sara Klein, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of common stock of Principia Biopharma Inc. which the undersigned is entitled to vote at said meeting and any adjournments or postponements thereof upon the matters specified and upon such other matters as may be properly brought before the meeting, conferring authority upon such true and lawful attorneys to vote in their discretion upon the matters specified and on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTER COMING BEFORE THE MEETING.

PROXY TABULATOR FOR PRINCIPIA BIOPHARMA INC. P.O. BOX 8016 CARY, NC 27512-9903

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Above	Please Date Above

Please Sign Above	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Principia Biopharma Inc. Annual Meeting of Stockholders Tuesday, June 11, 2019 9:00 A.M. (Local Time) This Proxy is Solicited on Behalf of our Board of Directors

The undersigned appoints Christopher Y. Chai, Roy Hardiman, and Sara Klein (the “Named Proxies”) and each or any of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of a Delaware corporation (“the Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Offices of Cooley LLC, 101 California Street, 5th Floor, San Francisco, CA 94111, on Tuesday, June 11, 2019 9:00 A.M. (Local Time) and all adjournments and postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  To elect two Class I directors each to serve a three-year term or until his or her respective successor is duly elected and qualified or his or her earlier resignation or removal;

2.  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

3.  To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

The two directors up for election under proposal 1 are: Martin Babler and Shao-Lee Lin, M.D., Ph.D.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director under proposal 1 and “FOR” proposal 2. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐